EXHIBIT 4.9.5

EXECUTION VERSION

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to the Credit Agreement (as defined below), dated as of January 22, 2009 (this “Amendment No. 5”), is entered into by and among CEMEX, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing pursuant to the laws of the United Mexican States (formerly known as “CEMEX, S.A. de C.V.”) (the “Borrower”), CEMEX MÉXICO, S.A. de C.V., a sociedad anónima de capital variable organized and existing pursuant to the laws of the United Mexican States, EMPRESAS TOLTECA DE MÉXICO, S.A. de C.V., a sociedad anónima de capital variable organized and existing pursuant to the laws of the United Mexican States (each a “Guarantor” and together, the “Guarantors”), the several Lenders party thereto, BARCLAYS BANK PLC, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

A. The Borrower, the Guarantors, the Administrative Agent, the several Lenders party thereto, Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as Joint Lead Arranger and Joint Bookrunner, and Citigroup Global Markets Inc., as Documentation Agent, Joint Lead Arranger and Joint Bookrunner, are parties to that certain senior secured credit facility, dated as of May 31, 2005 in the amount of U.S.$1,200,000,000, as amended by Amendment No. 1, dated as of June 19, 2006, the Amendment and Waiver No. 2, dated as of November 30, 2006, the Amendment and Waiver No. 3, dated as of May 9, 2007, and Amendment No. 4 to the Credit Agreement, dated as of December 19, 2008 (as now or hereafter amended, restated, waived or otherwise modified, the “Credit Agreement”).

B. The Borrower has requested that the Administrative Agent and the Lenders consent to the following amendment to the Credit Agreement.

C. This Amendment No. 5 shall constitute a Transaction Document and these Recitals shall be construed as part of this Amendment No. 5.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loans and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, the Borrower by the Lenders, the Borrower, the Guarantors, the Administrative Agent, and the Lenders hereby agree as follows:

1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment No. 5 shall have the same meanings ascribed to them in the Credit Agreement.

2. Amendments. Subject to Section 4, the Credit Agreement is hereby amended as follows:

2.1 The definition for “EBITDA” in Section 1.01 (“Certain Definitions”) shall be deleted and replaced in its entirety with the following language:

““EBITDA” means, for any period, the sum for the Borrower and its Subsidiaries, determined on a consolidated basis of (a) operating income (utilidad de operación), (b) cash interest income and (c) depreciation and amortization expense, in each case determined in accordance with Mexican GAAP, subject to the adjustments herein, consistently applied for such period and adjusted for Discontinued EBITDA as follows: if the amount of Discontinued EBITDA is a positive amount, then EBITDA shall increase by such amount, and if the amount of Discontinued EBITDA is a negative amount, then EBITDA shall decrease by the absolute value of such amount. For the purposes of calculating EBITDA for any applicable period pursuant to any determination of the Consolidated Net Debt / EBITDA Ratio (but not the Consolidated Fixed Charge Coverage Ratio): (A) (i) if at any time during such applicable period the Borrower or any of its Subsidiaries shall have made any Material Disposition, the EBITDA for such applicable period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such applicable period (but when the Material Disposition is by way of lease, income received by the Borrower or any of its Subsidiaries under such lease shall be included in EBITDA) and (ii) if at any time during such applicable period the Borrower or any of its Subsidiaries shall have made any Material Acquisition, EBITDA for such applicable period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Debt) as if such Material Acquisition had occurred on the first day of such applicable period. Additionally, if since the beginning of such applicable period any Person that subsequently shall have become a Subsidiary or was merged or consolidated with the Borrower or any of its Subsidiaries as a result of a Material Acquisition occurring during such applicable period shall have made any Disposition or Acquisition of property that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Borrower or any of its Subsidiaries during such applicable period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Disposition or Acquisition had occurred on the first day of such applicable period; and (B) all EBITDA for each applicable period ending on or after December 31, 2008 will be recalculated by multiplying each month’s EBITDA by the Ending Exchange Rate and dividing the amount obtained thereto by the exchange rate used by the Borrower in preparation of its monthly financial statements in accordance with Mexican GAAP to convert U.S.$ into Mexican pesos (such recalculated EBITDA being the “Recalculated EBITDA”), provided, that, the Required Lenders shall have the option, with respect to any Reference Period ending after December 31, 2009, to discontinue the incorporation of Recalculated EBITDA into the Consolidated Net Debt/EBITDA Ratio (the “Discontinue Option”). The Required Lenders may exercise the Discontinue Option upon notice to the Administrative Agent, who shall, acting upon the instructions of the Required Lenders, notify the Borrower of such exercise in writing (the “Notice of Discontinuance”) at least thirty (30) days prior to the end of such Reference Period. Subject to the foregoing notice requirements, such Discontinue Option shall be effective for each Reference Period ending after the date of such Notice of Discontinuance to the Borrower as set forth herein.”

2.2 The definition for “Ending Exchange Rate” in Section 1.01 (“Certain Definitions”) shall be deleted and replaced in its entirety with the following language:

““Ending Exchange Rate” means the exchange rate at the end of a Reference Period for converting U.S.$ into Mexican pesos, used by the Borrower and its auditors in preparation of the Borrower’s financial statements in accordance with Mexican GAAP.”

2.3 The definition of “U.S.$/Euro EBITDA” in Section 1.01 (“Certain Definitions”) shall be deleted in its entirety.

3. Representations and Warranties. The Borrower and each of the other Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders that:

3.1 The representations and warranties of the Borrower contained in the Credit Agreement are true and correct as of the date of this Amendment No. 5; provided, however, that with respect to Section 5.11 (“Ownership of Property”), the representations and warranties are true and correct, other than as is set forth in the Risk Factors in the Borrower’s Form 20-F for the year ended December 31, 2007 filed with the SEC and updated in the Borrower’s Form 6-K filed on August 19, 2008 with the SEC, in each case with respect to CEMEX Venezuela S.A.C.A.

3.2 The representations and warranties of the Guarantors contained in the Credit Agreement are true and correct as of the date of this Amendment No. 5.

3.3 The execution, delivery and performance by the Borrower and each of the other Credit Parties of this Amendment No. 5 has been duly authorized by all necessary corporate action, and this Amendment No. 5 constitutes the legal, valid and binding obligation of the Borrower and each of the other Credit Parties enforceable against the Borrower and each of the other Credit Parties in accordance with its terms, except as enforceability may be limited by applicable concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or general equity principles.

3.4 The execution, delivery and performance of this Amendment No. 5 does not, and will not, contravene or conflict with any provision of (i) any Requirement of Law, (ii) any judgment, decree or order, or (iii) the certificate or articles of incorporation or by-laws or other constituent documents of the Borrower and the Credit Parties, and does not, and will not, contravene or conflict with, or cause any Lien to arise under, any provision of any Contractual Obligation applicable to the Borrower and the Credit Parties.

3.5 No Default or Event of Default exists under the Credit Agreement or any other Transaction Document or will exist after or be triggered by the execution, delivery and performance of this Amendment No. 5. In addition, the Borrower and each of the other Credit Parties hereby represent, warrant and reaffirm that the Credit Agreement, the Notes and each of the other Transaction Documents remain in full force and effect.

4. Conditions Precedent to Effectiveness. The effectiveness of the amendments set forth in Section 2 hereof are in each instance subject to the satisfaction of each of the following conditions precedent (the date on which all such conditions precedent are satisfied or waived being the “Amendment No. 5 Effective Date”):

4.1 Amendment No. 5. This Amendment No. 5 shall have been duly authorized, executed and delivered by each of the Borrower, the Guarantors and the Required Lenders, and acknowledged by the Administrative Agent (which shall be a purely ministerial action).

4.2 No Default. After giving effect to this Amendment No. 5, no Default or Event of Default shall have occurred and be continuing, or would result from the execution or effectiveness of this Amendment No. 5.

4.3 No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2007 (excluding the financial condition and events previously disclosed in (i) the Borrower’s filings made with the SEC or the Bolsa Mexicana de Valores, S.A.B de C.V. after December 31, 2007; or (ii) in the Borrower’s unaudited financial statements for each of the first three fiscal periods of 2008).

4.4 Solvency. The Borrower and each Guarantor is, and after giving effect to each of the transactions contemplated by this Amendment No. 5 and the Transaction Documents will be, Solvent.

4.5 Miscellaneous. The Administrative Agent and the Lenders shall have received such other agreements, instruments and documents as the Administrative Agent or the Lenders may reasonably request.

4.6 Other Facilities. This Amendment shall not be effective until the debt obligations set forth on Exhibit A attached hereto have been amended in form and substance reasonably satisfactory to the Lenders and the Borrower shall have notified the Administrative Agent of such modification in writing.

5. Reference to and Effect Upon the Credit Agreement and other Transaction Documents.

5.1 Full Force and Effect. Except as specifically provided herein, the Credit Agreement, the Notes and each other Transaction Document shall remain in full force and effect and each Note, Transaction Document, and the Credit Agreement is hereby ratified and confirmed by the Borrower.

5.2 No Waiver. The execution, delivery and effect of this Amendment No. 5 shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition (except as specifically provided herein) of the Credit Agreement, the Notes or any other Transaction Document, (ii) prejudice any right, power or remedy which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Transaction Document or (iii) constitute a novation of any of the obligations under the Credit Agreement, the Notes, and the other Transaction Documents.

5.3 Certain Terms. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Transaction Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

6. Counterparts. This Amendment No. 5 may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 5 by telecopier shall be as effective as delivery of a manually executed counterpart signature page to this Amendment No. 5.

7. Costs and Expenses. As provided in the Credit Agreement, the Borrower shall pay the reasonable fees, costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment No. 5 (including, without limitation, attorneys’ fees).

8. GOVERNING LAW. THIS AMENDMENT NO. 5 SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

9. Headings. Section headings in this Amendment No. 5 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 5 for any other purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

CEMEX, S.A.B. de C.V., as Borrower

By	/s/ Agustin Blanco
Name:	Agustin Blanco
Title:	Attorney-in-Fact

[Signature Page Amendment No. 5 to $1.2bn Facility – Cemex S.A.B. de C.V.]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

CEMEX MÉXICO, S.A. de C.V., as a Guarantor

By	/s/ Agustin Blanco
Name:	Agustin Blanco
Title:	Attorney-in-Fact

[Signature Page Amendment No. 5 to $1.2bn Facility – Cemex México, S.A. de C.V.]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

EMPRESAS TOLTECA de MÉXICO, S.A. de C.V., as a Guarantor

By	/s/ Agustin Blanco
Name:	Agustin Blanco
Title:	Attorney-in-Fact

[Signature Page Amendment No. 5 to $1.2bn Facility – Empresas Tolteca de México, S.A. de C.V]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

BARCLAYS BANK PLC, as Administrative Agent and as Lender

By	/s/ Nicholas A. Bell
Name:	Nicholas A. Bell
Title:	Director

[Signature Page Amendment No. 5 to $1.2bn Facility – Barclays Bank PLC]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

CITIBANK, N.A., NASSAU, BAHAMAS BRANCH, as Lender

By	/s/ Leslie Munroe
Name:	Leslie Munroe
Title:	Attorney-In-Fact

[Signature Page Amendment No. 5 to $1.2bn Facility – Citibank, N.A., Nassau, Bahamas Branch]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Lender

By	/s/ Jorge Saavedra
Name:	Jorge Saavedra
Title:	Executive Director

By	/s/ Jesus Lopez
Name:	Jesus Lopez
Title:	Vice President

[Signature Page Amendment No. 5 to $1.2bn Facility – Banco Santander, S.A., New York Branch]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

THE BANK OF NOVA SCOTIA, as a Lender

By	/s/ Marian Lawson
Name:	Marian Lawson
Title:	Managing Director

[Signature Page Amendment No. 5 to $1.2bn Facility – The Bank of Nova Scotia]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., GRAND CAYMAN BRANCH, as a Lender

By	/s/ Rodolfo Hare
Name:	Rodolfo Hare
Title:	Global Corporate Banking

By	/s/ Guilherme Gobbo
Name:	Guilherme Gobbo
Title:	Global Corporate Banking

[Signature Page Amendment No. 5 to $1.2bn Facility – BBVA, S.A., Grand Cayman Branch]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

BNP PARIBAS PANAMA BRANCH, as a Lender

By	/s/ Raúl Ardito Barletta
Name:	Raúl Ardito Barletta
Title:	Executive Vice President

By	/s/ Christian Giraudon
Name:	Christian Giraudon
Title:	General Manager

[Signature Page Amendment No. 5 to $1.2bn Facility – BNP Paribas Panama Branch]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

CALYON NEW YORK BRANCH, as a Lender

By	/s/ Jesus Tueme
Name:	Jesus Tueme
Title:	Managing Director

By	/s/ Kevin Flood
Name:	Kevin Flood
Title:	Vice President

[Signature Page Amendment No. 5 to $1.2bn Facility – Calyon New York Branch]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

ING BANK N.V. (ACTING THROUGH ITS CURACAO BRANCH), as a Lender

By	/s/ H.F.J. (Freddy) ten Holt
Name:	H.F.J. (Freddy) ten Holt
Title:	Chief Financial Officer

By	/s/ A. C. Maduro
Name:	A. C. Maduro
Title:	Risk Manager

[Signature Page Amendment No. 5 to $1.2bn Facility – ING Bank N.V., Acting through its Curacao Branch]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Kathleen H. Reedy
Name:	Kathleen H. Reedy
Title:	Managing Director

[Signature Page Amendment No. 5 to $1.2bn Facility – Wachovia Bank, National Association]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

BAYERISCHE LANDESBANK, NEW YORK BRANCH, as a Lender

By	/s/ Nikolai von Mengden
Name:	Nikolai von Mengden
Title:	Senior Vice President

By	/s/ Gina Hoey
Name:	Gina Hoey
Title:	Vice President

[Signature Page Amendment No. 5 to $1.2bn Facility – Bayerische Landesbank, New York Branch]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

FORTIS CAPITAL CORP., as a Lender

By	/s/ Miguel Otero
Name:	Miguel Otero
Title:	Senior Corporate Manager

[Signature Page Amendment No. 5 to $1.2bn Facility – Fortis Capital Corp.]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By	/s/ [illegible]
Name:	[illegible]
Title:	MD

By	/s/ illegible
Name:	[illegible]
Title:	Director

[Signature Page Amendment No. 5 to $1.2bn Facility – The Royal Bank of Scotland PLC]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

SOCIÉTÉ GÈNÉRALE, as a Lender

By	/s/ Ambrish Thanawala
Name:	Ambrish Thanawala
Title:	Managing Director

[Signature Page Amendment No. 5 to $1.2bn Facility – Société Gènérale]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

BANK OF AMERICA, N.A., as a Lender

By	/s/ Emilio Arriaga
Name:	Emilio Arriaga
Title:	Vice President

[Signature Page Amendment No. 5 to $1.2bn Facility – Bank of America, N.A.]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By	/s/ Makoto Kinoshita
Name:	Makoto Kinoshita
Title:	VP & Manager

[Signature Page Amendment No. 5 to $1.2bn Facility – The Bank of Tokyo-Mitsubishi UFJ, Ltd.]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

JPMORGAN CHASE BANK, N.A., as a Lender

By	/s/ Pablo Ogarrio
Name:	Pablo Ogarrio
Title:	Vice President

[Signature Page Amendment No. 5 to $1.2bn Facility – JPMorgan Chase Bank, N.A.]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

INTESA SANPAOLO S.p.A., NEW YORK BRANCH, as a Lender

By	/s/ Barbara J. Bassi
Name:	Barbara J. Bassi
Title:	Vice President

By	/s/ [illegible]
Name:	[illegible]
Title:	[illegible]

[Signature Page Amendment No. 5 to $1.2bn Facility – Intesa Sanpaolo S.p.A., New York Branch]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

CAJA DE AHORROS Y MONTE DE PIEDAD DE MADRID MIAMI AGENCY, as a Lender

By	/s/ Jose Cueto
Name:	Jose Cueto
Title:	Senior VP & Deputy General Manager

By	/s/ Jesus Miramon
Name:	Jesus Miramon
Title:	Deputy General Manager

[Signature Page Amendment No. 5 to $1.2bn Facility – Caja de Madrid Miami Agency]

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

MORGAN STANLEY BANK, as a Lender

By	/s/ Melissa James
Name:	Melissa James
Title:	Authorized Signatory

[Signature Page Amendment No. 5 to $1.2bn Facility – Morgan Stanley Bank]

EXHIBIT A

(1)	Amended and Restated Credit Agreement, dated as of June 6, 2005, by and among CEMEX S.A.B. de C.V., as borrower, CEMEX México S.A. de C.V. and Empresas Tolteca de México S.A. de C.V., as guarantors, Barclays Bank PLC, New York Branch, as issuing bank and documentation agent, ING Bank N.V., as issuing bank, the several lenders party thereto, and Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as joint bookrunner, Citigroup Global Markets Inc., as joint bookrunner and syndication agent, and ING Capital LLC, as joint bookrunner and administrative agent, for an aggregate principal amount of U.S.$700,000,000, as amended by Amendment No. 1 thereto, dated as of June 21, 2006, the Amendment and Waiver Agreement, dated as of December 1, 2006, the Third Amendment to Credit Agreement, dated as of May 9, 2007, the Waiver Agreement, dated as of November 30, 2007 and the Fourth Amendment to Credit Agreement, dated as of December 19, 2008.

(2)	Amended and Restated Facilities Agreement, dated as of December 19, 2008, by and among New Sunward Holding B.V., as borrower, CEMEX S.A.B. de C.V., CEMEX México S.A. de C.V. and Empresas Tolteca de México S.A. de C.V., as original guarantors, Banco Bilbao Vizcaya Argentaria, S.A., BNP Paribas and Citigroup Global Markets, Inc., as arrangers, and Citibank, N.A. as agent and on behalf of the finance parties, for an aggregate principal amount of U.S.$700,000,000.

(3)	Senior Unsecured Maturity Loan “A” Agreement, dated as of December 31, 2008, by and among NSH, as borrower, CEMEX S.A.B. de C.V., and CEMEX México S.A. de C.V., as guarantors, HSBC Securities (USA) Inc., as sole structuring agent, HSBC Securities (USA) Inc., Banco Santander, S.A., and The Royal Bank of Scotland Plc, each as joint lead arranger and joint bookrunner, ING Capital LLC, as administrative agent, and the several lenders party thereto, for an aggregate principal amount of U.S.$525,000,000.

(4)	Senior Unsecured Maturity Loan “B” Agreement, dated as of December 31, 2008, by and among NSH, as borrower, CEMEX S.A.B. de C.V., and CEMEX México S.A. de C.V., as guarantors, HSBC Securities (USA) Inc., as sole structuring agent, HSBC Securities (USA) Inc., Banco Santander, S.A., and The Royal Bank of Scotland Plc, each as joint lead arranger and joint bookrunner, ING Capital LLC, as administrative agent, and the several lenders party thereto, for an aggregate principal amount of U.S.$525,000,000.

(5)	Credit Agreement, dated as of June 25, 2008, among CEMEX S.A.B. de C.V., as borrower, CEMEX México S.A. de C.V., as guarantor, and Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as lender, for an aggregate principal amount of U.S.$500,000,000, as amended by the First Amendment to the Credit Agreement, dated as of December 19, 2008.